Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Third Quarter 2022 Net Income Available to Common Equity of $93 Million, or $0.62 per Common Share

Results driven by strong loan and deposit growth, expanding margins and stable credit
GREEN BAY, Wis. -- October 20, 2022 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $93 million, or $0.62 per common share, for the quarter ended September 30, 2022. These amounts compare to earnings of $84 million, or $0.56 per common share, for the quarter ended June 30, 2022 and earnings of $85 million, or $0.56 per common share, for the quarter ended September 30, 2021.
“Our third quarter results were a reflection of both the strength and resilience we continue to see in our markets and our ongoing efforts to deepen relationships and deliver capabilities through our strategic initiatives,” said President and CEO Andy Harmening. “Within our footprint, unemployment remains low, the consumer remains healthy, and our commercial customers continue to seek opportunities amid an uncertain macro environment. With these trends as a backdrop, our initiatives helped bring in more than $1 billion in high-quality loans and $600 million in deposits during the quarter. This growth was supported by substantial margin expansion and stable credit trends. All of which combined to drive enhanced profitability and a return on average tangible common equity1 north of 14%.”
“While we continue to keep a close eye on the current economic environment, we’ve been working to de-risk our balance sheet for over a decade,” Harmening continued. “Our relentless focus on credit quality and the diversifying benefits of our strategic plan put us in a position to deliver enhanced value to our stakeholders over the remainder of 2022 and beyond.”
Third Quarter 2022 Highlights (all comparisons to the second quarter of 2022)
•End of period total commercial loans were up $720 million to $17.5 billion
•End of period total consumer loans were up $602 million to $10.3 billion
•End of period total deposits were up $622 million to $29.2 billion
•Quarterly net interest margin was up 42 basis points to 3.13%
•Noninterest income was down $5 million to $71 million
•Noninterest expense was up $14 million to $196 million, including an incremental $6 million contribution to our charitable foundation vs. the prior quarter
•Provision for credit losses on loans was $17 million, compared to a provision of zero in the prior quarter
•Net income available to common equity was up $9 million to $93 million

1This is a non-GAAP financial measure. See page 10 of the attached tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Third quarter 2022 average total loans of $27.1 billion were up 7%, or $1.7 billion, from the prior quarter and were up 13%, or $3.2 billion, from the same period last year. With respect to third quarter 2022 average balances by loan category:
•Commercial and business lending (excluding PPP) increased $597 million from the prior quarter and increased $1.5 billion compared to the same period last year to $10.2 billion.
•Commercial real estate lending increased $405 million from the prior quarter and increased $608 million from the same period last year to $6.8 billion.
•Consumer lending was $10.1 billion, up $665 million from the prior quarter and up $1.4 billion from the same period last year.
•PPP loans decreased $9 million from the prior quarter and decreased $271 million from the same period last year to $5 million.

Third quarter 2022 period-end total loans of $27.8 billion were up 5%, or $1.3 billion, from the prior quarter and were up 18%, or $4.2 billion, from the same period last year. With respect to third quarter 2022 period-end balances by loan category:
•Commercial and business lending (excluding PPP) increased $395 million from the prior quarter and increased $1.8 billion from the same period last year to $10.6 billion.
•Commercial real estate lending increased $334 million from the prior quarter and increased $768 million from the same period last year to $6.9 billion.
•Consumer lending was $10.3 billion, up $602 million from the prior quarter and up $1.8 billion from the same period last year.
•PPP loans decreased $8 million from the prior quarter and decreased $181 million from the same period last year to $1 million.

Deposits
Third quarter 2022 average deposits of $28.9 billion were up 2%, or $704 million, compared to the prior quarter and were up 3%, or $800 million, from the same period last year. With respect to third quarter 2022 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $14 million from the prior quarter and decreased $22 million from the same period last year to $8.1 billion.
•Savings increased $53 million from the prior quarter and increased $487 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits increased $174 million from the prior quarter and increased $243 million from the same period last year to $6.6 billion.
•Money market deposits increased $418 million from the prior quarter and increased $317 million from the same period last year to $7.3 billion.
•Time deposits decreased $24 million from the prior quarter and decreased $204 million from the same period last year to $1.2 billion.
•Network transaction deposits increased $98 million from the prior quarter and decreased $21 million from the same period last year to $873 million.

Third quarter 2022 period-end deposits of $29.2 billion were up 2%, or $622 million, compared to the prior quarter and were up 5%, or $1.3 billion, from the same period last year. With respect to third quarter 2022 period-end balances by deposit category:
•Noninterest-bearing demand deposits increased $139 million from the prior quarter and increased $54 million from the same period last year to $8.2 billion.
•Savings increased $1 million from the prior quarter and increased $430 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits increased $332 million from the prior quarter and increased $714 million from the same period last year to $7.1 billion.
•Money market deposits increased $140 million from the prior quarter and increased $325 million from the same period last year to $7.9 billion.
•Time deposits increased $10 million from the prior quarter and decreased $177 million from the same period last year to $1.2 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $28 million from the prior quarter and decreased $65 million from the same period last year to $864 million.

Net Interest Income and Net Interest Margin
Third quarter 2022 net interest income of $264 million increased $48 million, or 22%, from the prior quarter and increased $81 million, or 44%, from the same period last year. The net interest margin increased to 3.13%, reflecting a 42 basis point improvement from the prior quarter and a 75 basis point increase from the same period last year.
•The average yield on total loans for the third quarter of 2022 increased 90 basis points from the prior quarter and increased 114 basis points from the same period last year to 4.06%.
•The average cost of total interest-bearing liabilities for the third quarter of 2022 increased 45 basis points from the prior quarter and increased 51 basis points from the same period last year to 0.81%.
•The net free funds benefit for the third quarter of 2022 increased 12 basis points from the prior quarter and increased 13 basis points compared to the same period last year to 0.22%.

We now expect short-term interest rates to rise by 75 basis points following the Federal Open Market Committee (FOMC) meeting in November and expect a 50 basis point increase following the FOMC's December meeting. Based on these assumptions, we now expect our 2022 net interest income to exceed $935 million.

Noninterest Income
Third quarter 2022 total noninterest income of $71 million decreased $5 million, or 6%, from the prior quarter and decreased $11 million, or 14%, from the same period last year. With respect to third quarter 2022 noninterest income line items:
•Mortgage Banking, net was $2 million for the third quarter, down $4 million from the prior quarter and down $9 million from the same period last year, driven by slowing refinance activity and higher retention of mortgages on our balance sheet.
•Service charges and deposit account fees decreased $1 million from the prior quarter and decreased $2 million from the same period last year.
•Wealth management fees decreased $1 million from the prior quarter and decreased $2 million from the same period last year.
•Investment securities gains (losses) increased $6 million from the prior quarter and increased $6 million from the same period last year.

Noninterest Expense
Third quarter 2022 total noninterest expense of $196 million increased $14 million, or 8%, from the prior quarter and increased $18 million, or 10%, from the same period last year as we continued to invest in people and technology. Our third quarter noninterest expense also included an incremental $6 million expense for a contribution to our charitable foundation. With respect to other third quarter 2022 noninterest expense line items:
•Personnel expense increased $6 million from the prior quarter and increased $10 million from the same period last year.

•Technology expense increased $1 million from the prior quarter and increased $3 million from the same period last year.
•Occupancy expense decreased slightly from the prior quarter and decreased $2 million from the same period last year.

We now expect total noninterest expense of approximately $740 million to $750 million for 2022.

Taxes
The third quarter 2022 tax expense was $26 million compared to $23 million of tax expense in the prior quarter and $23 million of tax expense in the same period last year. The effective tax rate for third quarter 2022 was 21.4% compared to an effective tax rate of 21.2% in the prior quarter and an effective tax rate of 20.6% in the same period last year.

We continue to expect the 2022 effective tax rate to be approximately 21%, assuming no change in the statutory corporate tax rate.

Credit
The third quarter 2022 provision for credit losses on loans was $17 million, compared to a provision of zero in the prior quarter and a negative provision of $24 million in the same period last year. Provision build in the third quarter was largely a function of increased loan volume. With respect to third quarter 2022 credit quality:
•Nonaccrual loans of $116 million were up $8 million from the prior quarter and down $19 million from the same period last year. The nonaccrual loans to total loans ratio was 0.42% in the third quarter, up from 0.41% in the prior quarter and down from 0.57% in the same period last year.
•Third quarter net charge offs of $2 million were up compared to negligible net charge offs in the prior quarter and were down compared to net charge offs of $8 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $333 million was up $15 million compared to the prior quarter and flat compared to the same period last year. The ACLL to total loans ratio was 1.20% in the third quarter, flat compared to the prior quarter and down from 1.41% in the same period last year.

Going forward, we expect any provision adjustments to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.4% at September 30, 2022. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

Based on current market dynamics, we now expect our TCE ratio to land within a range of 7.00% to 7.25% at year-end.

THIRD QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 20, 2022. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2022 earnings call. The third quarter 2022 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $38 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	September 30, 2022	June 30, 2022	Seql Qtr $ Change	March 31, 2022	December 31, 2021	September 30, 2021	Comp Qtr $ Change
Assets
Cash and due from banks	$386,231	$397,364	$(11,133)	$334,138	$343,831	$378,927	$7,304
Interest-bearing deposits in other financial institutions	112,173	436,887	(324,714)	166,929	681,684	1,281,916	(1,169,743)
Federal funds sold and securities purchased under agreements to resell	4,015	32,820	(28,805)	—	—	25,000	(20,985)
Investment securities available for sale, at fair value	2,487,312	2,677,511	(190,199)	2,780,803	4,332,015	3,893,379	(1,406,067)
Investment securities held to maturity, net, at amortized cost	3,951,491	3,945,206	6,285	3,939,855	2,238,947	1,929,735	2,021,756
Equity securities	24,879	19,039	5,840	18,560	18,352	17,939	6,940
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	279,334	237,616	41,718	168,281	168,281	168,281	111,053
Residential loans held for sale	51,134	42,676	8,458	91,582	136,638	158,202	(107,068)
Commercial loans held for sale	—	44,721	(44,721)	—	—	—	—
Loans	27,817,280	26,494,698	1,322,582	24,531,926	24,224,949	23,621,673	4,195,607
Allowance for loan losses	(292,904)	(280,771)	(12,133)	(279,058)	(280,015)	(290,997)	(1,907)
Loans, net	27,524,376	26,213,927	1,310,449	24,252,867	23,944,934	23,330,676	4,193,700
Tax credit and other investments	275,247	275,165	82	284,561	293,733	301,490	(26,243)
Premises and equipment, net	379,462	387,633	(8,171)	387,550	385,173	383,131	(3,669)
Bank and corporate owned life insurance	677,129	675,347	1,782	679,538	680,021	683,610	(6,481)
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	51,485	53,687	(2,202)	55,890	58,093	60,296	(8,811)
Mortgage servicing rights, net(a)	78,352	76,570	1,782	67,015	54,862	50,329	28,023
Interest receivable	115,782	95,426	20,356	83,120	80,528	79,011	36,771
Other assets	546,214	519,403	26,811	540,218	582,168	592,753	(46,539)
Total assets	$38,049,607	$37,235,990	$813,617	$34,955,900	$35,104,253	$34,439,666	$3,609,941
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,224,579	$8,085,702	$138,877	$8,315,699	$8,504,077	$8,170,105	$54,474
Interest-bearing deposits	20,974,003	20,490,874	483,129	20,089,710	19,962,353	19,681,161	1,292,842
Total deposits	29,198,581	28,576,577	622,004	28,405,409	28,466,430	27,851,266	1,347,315
Federal funds purchased and securities sold under agreements to repurchase	276,674	682,839	(406,165)	368,768	319,532	267,943	8,731
Commercial paper	7,687	22,781	(15,094)	30,593	34,730	54,553	(46,866)
FHLB advances	3,777,478	3,258,039	519,439	1,537,948	1,621,047	1,620,880	2,156,598
Other long-term funding	249,484	249,820	(336)	249,797	249,324	249,160	324
Allowance for unfunded commitments	39,776	36,776	3,000	38,776	39,776	41,276	(1,500)
Accrued expenses and other liabilities	545,976	449,776	96,200	376,322	348,560	359,626	186,350
Total liabilities	34,095,656	33,276,608	819,048	31,007,613	31,079,399	30,444,705	3,650,951
Stockholders’ equity
Preferred equity	194,112	193,195	917	193,195	193,195	193,195	917
Common equity	3,759,840	3,766,187	(6,347)	3,755,092	3,831,658	3,801,766	(41,926)
Total stockholders’ equity	3,953,952	3,959,382	(5,430)	3,948,287	4,024,853	3,994,961	(41,009)
Total liabilities and stockholders’ equity	$38,049,607	$37,235,990	$813,617	$34,955,900	$35,104,253	$34,439,666	$3,609,941
Numbers may not sum due to rounding.
(a) On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights, net at fair value. For all prior periods, mortgage servicing rights, net were carried at lower of cost or market.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	3Q22	3Q21	$ Change	% Change	Sep 2022	Sep 2021	$ Change	% Change
Interest income
Interest and fees on loans	$275,666	$174,643	$101,023	58%	$643,239	$522,920	$120,319	23%
Interest and dividends on investment securities
Taxable	19,221	8,745	10,476	120%	54,009	24,600	29,409	120%
Tax-exempt	16,538	14,613	1,925	13%	49,025	43,141	5,884	14%
Other interest	3,284	2,281	1,003	44%	7,696	5,802	1,894	33%
Total interest income	314,708	200,282	114,426	57%	753,969	596,462	157,507	26%
Interest expense
Interest on deposits	26,000	4,427	21,573	N/M	37,590	14,945	22,645	152%
Interest on federal funds purchased and securities sold under agreements to repurchase	756	48	708	N/M	1,200	103	1,097	N/M
Interest on other short-term funding	1	8	(7)	(88)%	2	21	(19)	(90)%
Interest on FHLB Advances	20,792	8,962	11,830	132%	38,663	27,979	10,684	38%
Interest on long-term funding	2,722	3,163	(441)	(14)%	8,182	14,323	(6,141)	(43)%
Total interest expense	50,270	16,607	33,663	N/M	85,637	57,371	28,266	49%
Net interest income	264,439	183,675	80,764	44%	668,332	539,092	129,240	24%
Provision for credit losses	16,998	(24,010)	41,008	N/M	13,006	(82,018)	95,024	N/M
Net interest income after provision for credit losses	247,440	207,685	39,755	19%	655,326	621,110	34,216	6%
Noninterest income
Wealth management fees	19,984	22,110	(2,126)	(10)%	63,719	67,229	(3,510)	(5)%
Service charges and deposit account fees	15,029	16,962	(1,933)	(11)%	48,392	47,366	1,026	2%
Card-based fees	11,479	11,113	366	3%	32,847	31,838	1,009	3%
Other fee-based revenue	4,487	3,929	558	14%	12,613	12,769	(156)	(1)%
Capital markets, net	7,675	7,114	561	8%	24,331	20,928	3,403	16%
Mortgage banking, net	2,098	10,657	(8,559)	(80)%	16,635	42,710	(26,075)	(61)%
Bank and corporate owned life insurance	1,827	2,760	(933)	(34)%	8,004	8,551	(547)	(6)%
Asset gains, net	18	5,228	(5,210)	(100)%	1,883	10,024	(8,141)	(81)%
Investment securities gains (losses), net	5,664	—	5,664	N/M	5,676	(16)	5,692	N/M
Gains on sale of branches, net(a)	—	—	—	N/M	—	1,038	(1,038)	(100)%
Other	2,527	2,205	322	15%	6,613	8,425	(1,812)	(22)%
Total noninterest income	70,788	82,076	(11,288)	(14)%	220,713	250,862	(30,149)	(12)%
Noninterest expense
Personnel	118,243	107,880	10,363	10%	335,720	318,900	16,820	5%
Technology	22,694	19,927	2,767	14%	65,401	60,902	4,499	7%
Occupancy	13,717	15,814	(2,097)	(13)%	43,948	46,649	(2,701)	(6)%
Business development and advertising	6,778	6,156	622	10%	17,388	15,522	1,866	12%
Equipment	4,921	5,200	(279)	(5)%	14,841	16,199	(1,358)	(8)%
Legal and professional	4,159	4,304	(145)	(3)%	14,118	17,495	(3,377)	(19)%
Loan and foreclosure costs	1,631	1,616	15	1%	5,121	6,508	(1,387)	(21)%
FDIC assessment	5,800	5,000	800	16%	16,300	13,350	2,950	22%
Other intangible amortization	2,203	2,203	—	—%	6,608	6,642	(34)	(1)%
Other	15,645	9,793	5,852	60%	31,057	25,547	5,510	22%
Total noninterest expense	195,791	177,892	17,899	10%	550,503	527,713	22,790	4%
Income before income taxes	122,438	111,870	10,568	9%	325,536	344,259	(18,723)	(5)%
Income tax expense	26,163	23,060	3,103	13%	68,176	70,142	(1,966)	(3)%
Net income	96,275	88,809	7,466	8%	257,360	274,117	(16,757)	(6)%
Preferred stock dividends	2,875	4,155	(1,280)	(31)%	8,625	14,236	(5,611)	(39)%
Net income available to common equity	$93,400	$84,655	$8,745	10%	$248,735	$259,880	$(11,145)	(4)%
Earnings per common share
Basic	$0.62	$0.56	$0.06	11%	$1.66	$1.70	$(0.04)	(2)%
Diluted	$0.62	$0.56	$0.06	11%	$1.65	$1.69	$(0.04)	(2)%
Average common shares outstanding
Basic	149,321	150,046	(725)	—%	149,063	151,473	(2,410)	(2)%
Diluted	150,262	151,143	(881)	(1)%	150,205	152,701	(2,496)	(2)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q22	2Q22	$ Change	% Change	1Q22	4Q21	3Q21	$ Change	% Change
Interest income
Interest and fees on loans	$275,666	$199,876	$75,790	38%	$167,697	$170,809	$174,643	$101,023	58%
Interest and dividends on investment securities
Taxable	19,221	18,317	904	5%	16,472	13,317	8,745	10,476	120%
Tax-exempt	16,538	16,379	159	1%	16,108	15,569	14,613	1,925	13%
Other interest	3,284	2,420	864	36%	1,993	2,031	2,281	1,003	44%
Total interest income	314,708	236,991	77,717	33%	202,270	201,726	200,282	114,426	57%
Interest expense
Interest on deposits	26,000	8,019	17,981	N/M	3,571	3,677	4,427	21,573	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	756	406	350	86%	38	40	48	708	N/M
Interest on other short-term funding	1	1	—	—%	1	2	8	(7)	(88)%
Interest on FHLB Advances	20,792	9,689	11,103	115%	8,182	8,514	8,962	11,830	132%
Interest on long-term funding	2,722	2,730	(8)	—%	2,730	2,730	3,163	(441)	(14)%
Total interest expense	50,270	20,845	29,425	141%	14,522	14,963	16,607	33,663	N/M
Net interest income	264,439	216,146	48,293	22%	187,747	186,763	183,675	80,764	44%
Provision for credit losses	16,998	(2)	17,000	N/M	(3,990)	(5,993)	(24,010)	41,008	N/M
Net interest income after provision for credit losses	247,440	216,148	31,292	14%	191,737	192,756	207,685	39,755	19%
Noninterest income
Wealth management fees	19,984	21,332	(1,348)	(6)%	22,404	22,625	22,110	(2,126)	(10)%
Service charges and deposit account fees	15,029	16,506	(1,477)	(9)%	16,856	17,039	16,962	(1,933)	(11)%
Card-based fees	11,479	11,442	37	—%	9,926	11,176	11,113	366	3%
Other fee-based revenue	4,487	4,360	127	3%	3,766	4,316	3,929	558	14%
Capital markets, net	7,675	8,010	(335)	(4)%	8,646	9,674	7,114	561	8%
Mortgage banking, net	2,098	6,145	(4,047)	(66)%	8,391	8,041	10,657	(8,559)	(80)%
Bank and corporate owned life insurance	1,827	4,106	(2,279)	(56)%	2,071	4,704	2,760	(933)	(34)%
Asset gains, net	18	1,677	(1,659)	(99)%	188	985	5,228	(5,210)	(100)%
Investment securities gains (losses), net	5,664	(8)	5,672	N/M	21	—	—	5,664	N/M
Other	2,527	1,888	639	34%	2,198	2,941	2,205	322	15%
Total noninterest income	70,788	75,458	(4,670)	(6)%	74,467	81,502	82,076	(11,288)	(14)%
Noninterest expense
Personnel	118,243	112,666	5,577	5%	104,811	107,787	107,880	10,363	10%
Technology	22,694	21,223	1,471	7%	21,485	20,787	19,927	2,767	14%
Occupancy	13,717	14,151	(434)	(3)%	16,080	16,863	15,814	(2,097)	(13)%
Business development and advertising	6,778	5,655	1,123	20%	4,954	5,627	6,156	622	10%
Equipment	4,921	4,960	(39)	(1)%	4,960	4,905	5,200	(279)	(5)%
Legal and professional	4,159	4,873	(714)	(15)%	5,087	4,428	4,304	(145)	(3)%
Loan and foreclosure costs	1,631	1,476	155	11%	2,014	1,636	1,616	15	1%
FDIC assessment	5,800	5,400	400	7%	5,100	4,800	5,000	800	16%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	15,645	8,815	6,830	77%	6,597	13,173	9,793	5,852	60%
Total noninterest expense	195,791	181,420	14,371	8%	173,292	182,210	177,892	17,899	10%
Income before income taxes	122,438	110,187	12,251	11%	92,912	92,048	111,870	10,568	9%
Income tax expense	26,163	23,363	2,800	12%	18,650	15,171	23,060	3,103	13%
Net income	96,275	86,824	9,451	11%	74,262	76,877	88,809	7,466	8%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	4,155	(1,280)	(31)%
Net income available to common equity	$93,400	$83,949	$9,451	11%	$71,387	$74,002	$84,655	$8,745	10%
Earnings per common share
Basic	$0.62	$0.56	$0.06	11%	$0.48	$0.49	$0.56	$0.06	11%
Diluted	$0.62	$0.56	$0.06	11%	$0.47	$0.49	$0.56	$0.06	11%
Average common shares outstanding
Basic	149,321	149,083	238	—%	148,781	148,697	150,046	(725)	—%
Diluted	150,262	150,203	59	—%	150,492	150,057	151,143	(881)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Sep 2022	YTD Sep 2021	3Q22	2Q22	1Q22	4Q21	3Q21
Per common share data
Dividends	$0.60	$0.56	$0.20	$0.20	$0.20	$0.20	$0.20
Market value:
High	25.71	23.33	21.87	22.48	25.71	23.92	21.85
Low	17.63	17.20	17.63	18.01	22.41	21.49	18.56
Close			20.08	18.26	22.76	22.59	21.42
Book value / share			25.01	25.09	25.03	25.66	25.35
Tangible book value / share			17.32	17.37	17.29	17.87	17.58
Performance ratios (annualized)
Return on average assets	0.95%	1.07%	1.02%	0.97%	0.86%	0.87%	1.01%
Noninterest expense / average assets	2.04%	2.06%	2.08%	2.04%	2.00%	2.06%	2.03%
Effective tax rate	20.94%	20.37%	21.37%	21.20%	20.07%	16.48%	20.61%
Dividend payout ratio(a)	36.14%	32.94%	32.26%	35.71%	41.67%	40.82%	35.71%
Net interest margin	2.76%	2.38%	3.13%	2.71%	2.42%	2.40%	2.38%
Selected trend information
Average full time equivalent employees(b)	4,101	4,006	4,182	4,101	4,018	3,992	4,010
Branch count			215	215	215	215	224
Assets under management, at market value(c)			$11,142	$11,561	$12,937	$13,679	$13,148
Mortgage loans originated for sale during period	$536	$1,345	$132	$152	$252	$404	$456
Mortgage loan settlements during period	$620	$1,348	$120	$204	$296	$427	$463
Mortgage portfolio serviced for others			$6,800	$6,910	$6,972	$6,995	$7,057
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.15%	1.11%	0.96%	0.78%	0.71%
Shares repurchased during period(e)	—	5,199	—	—	—	1,096	2,919
Shares outstanding, end of period			150,328	150,126	150,038	149,343	149,961
Selected quarterly ratios
Loans / deposits			95.27%	92.71%	86.36%	85.10%	84.81%
Stockholders’ equity / assets			10.39%	10.63%	11.30%	11.47%	11.60%
Risk-based capital(f)(g)
Total risk-weighted assets			$31,406	$29,864	$27,781	$27,243	$26,304
Common equity Tier 1			$2,956	$2,897	$2,838	$2,808	$2,780
Common equity Tier 1 capital ratio			9.41%	9.70%	10.22%	10.31%	10.57%
Tier 1 capital ratio			10.03%	10.35%	10.91%	11.02%	11.30%
Total capital ratio			11.41%	11.74%	12.41%	13.10%	13.50%
Tier 1 leverage ratio			8.66%	8.87%	8.86%	8.83%	8.81%
Mortgage banking, net
Mortgage servicing fees, net(h)	$6	$(1)	$2	$2	$2	$1	$—
Gains (losses) and fair value adjustments on loans held for sale	1	32	1	—	1	3	8
Changes in mortgage servicing rights valuation, net of economic hedge(d)	10	12	(1)	5	6	4	2
Mortgage banking, net	$17	$43	$2	$6	$8	$8	$11
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights at fair value. For all prior periods, mortgage servicing rights were carried at lower of cost or market.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)September 30, 2022 data is estimated.
(h)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization/decay.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$280,771	$279,058	1%	$280,015	$290,997	$318,811	(12)%
Provision for loan losses	14,000	2,000	N/M	(3,000)	(4,500)	(20,000)	N/M
Charge offs	(3,346)	(1,791)	87%	(2,028)	(8,869)	(10,929)	(69)%
Recoveries	1,478	1,504	(2)%	4,072	2,387	3,115	(53)%
Net (charge offs) recoveries	(1,867)	(287)	N/M	2,044	(6,482)	(7,814)	(76)%
Balance at end of period	$292,904	$280,771	4%	$279,058	$280,015	$290,997	1%
Allowance for unfunded commitments
Balance at beginning of period	$36,776	$38,776	(5)%	$39,776	$41,276	$45,276	(19)%
Provision for unfunded commitments	3,000	(2,000)	N/M	(1,000)	(1,500)	(4,000)	N/M
Balance at end of period	$39,776	$36,776	8%	$38,776	$39,776	$41,276	(4)%
Allowance for credit losses on loans (ACLL)	$332,680	$317,547	5%	$317,835	$319,791	$332,273	—%
Provision for credit losses on loans	$17,000	$—	N/M	$(4,000)	$(6,000)	$(24,000)	N/M
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Net (charge offs) recoveries
Asset-based lending & equipment finance(a)	$—	$—	N/M	$—	$27	$91	(100)%
Commercial and industrial	(897)	(444)	102%	1,854	(6,669)	(9,149)	(90)%
Commercial real estate—owner occupied	3	4	(25)%	3	4	106	(97)%
Commercial and business lending	(894)	(440)	103%	1,857	(6,638)	(8,951)	(90)%
Commercial real estate—investor	—	—	N/M	—	109	181	(100)%
Real estate construction	9	2	N/M	32	52	18	(50)%
Commercial real estate lending	9	2	N/M	32	162	199	(95)%
Total commercial	(885)	(439)	102%	1,889	(6,476)	(8,752)	(90)%
Residential mortgage	(42)	220	N/M	288	(6)	300	N/M
Auto finance	(165)	(14)	N/M	4	(11)	8	N/M
Home equity	(101)	461	N/M	315	546	959	N/M
Other consumer	(675)	(516)	31%	(451)	(534)	(329)	105%
Total consumer	(983)	151	N/M	155	(6)	938	N/M
Total net (charge offs) recoveries	$(1,867)	$(287)	N/M	$2,044	$(6,482)	$(7,814)	(76)%
(In basis points)	Sep 30, 2022	Jun 30, 2022		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Net (charge offs) recoveries to average loans (annualized)
Asset-based lending & equipment finance(a)	—	—		—	9	36
Commercial and industrial	(4)	(2)		10	(34)	(47)
Commercial real estate—owner occupied	—	—		—	—	5
Commercial and business lending	(3)	(2)		8	(29)	(40)
Commercial real estate—investor	—	—		—	1	2
Real estate construction	—	—		1	1	—
Commercial real estate lending	—	—		—	1	1
Total commercial	(2)	(1)		5	(17)	(23)
Residential mortgage	—	1		2	—	2
Auto finance	(7)	(1)		1	(9)	43
Home equity	(7)	32		22	36	61
Other consumer	(89)	(70)		(62)	(71)	(44)
Total consumer	(4)	1		1	—	4
Total net (charge offs) recoveries	(3)	—		3	(11)	(13)
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$116,406	$108,345	7%	$143,221	$130,443	$135,062	(14)%
Other real estate owned (OREO)	16,373	17,879	(8)%	18,194	29,619	33,855	(52)%
Repossessed Assets	$299	$102	193%	$—	$—	$—	N/M
Total nonperforming assets	$133,078	$126,327	5%	$161,414	$160,062	$168,917	(21)%
Loans 90 or more days past due and still accruing	$1,417	$1,555	(9)%	$1,595	$1,263	$1,029	38%
Allowance for credit losses on loans to total loans	1.20%	1.20%		1.30%	1.32%	1.41%
Allowance for credit losses on loans to nonaccrual loans	285.79%	293.09%		221.92%	245.16%	246.02%
Nonaccrual loans to total loans	0.42%	0.41%		0.58%	0.54%	0.57%
Nonperforming assets to total loans plus OREO and repossessed assets	0.48%	0.48%		0.66%	0.66%	0.71%
Nonperforming assets to total assets	0.35%	0.34%		0.46%	0.46%	0.49%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	—%	(0.01)%		(0.03)%	0.10%	0.10%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Nonaccrual loans
PPP Loans	$—	$—	N/M	$41	$46	$—	N/M
Commercial and industrial	15,576	843	N/M	225	6,233	8,497	83%
Commercial real estate—owner occupied	—	—	N/M	—	—	7	(100)%
Commercial and business lending	15,576	843	N/M	266	6,279	8,504	83%
Commercial real estate—investor	37,479	46,823	(20)%	80,886	60,677	61,504	(39)%
Real estate construction	141	604	(77)%	609	177	247	(43)%
Commercial real estate lending	37,620	47,427	(21)%	81,495	60,855	61,751	(39)%
Total commercial	53,196	48,270	10%	81,761	67,134	70,256	(24)%
Residential mortgage	55,485	52,840	5%	53,827	55,362	56,678	(2)%
Auto finance	302	53	N/M	49	52	67	N/M
Home equity	7,325	7,100	3%	7,490	7,726	7,838	(7)%
Other consumer	98	83	18%	95	170	222	(56)%
Total consumer	63,210	60,075	5%	61,460	63,309	64,806	(2)%
Total nonaccrual loans	$116,406	$108,345	7%	$143,221	$130,443	$135,062	(14)%
	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$14,829	$13,882	7%	$7,426	$8,687	$11,067	34%
Commercial real estate—owner occupied	369	421	(12)%	473	967	1,031	(64)%
Commercial and business lending	15,198	14,303	6%	7,899	9,655	12,098	26%
Commercial real estate—investor	733	943	(22)%	2,045	12,866	13,236	(94)%
Real estate construction	165	179	(8)%	183	242	248	(33)%
Commercial real estate lending	898	1,122	(20)%	2,228	13,108	13,484	(93)%
Total commercial	16,097	15,425	4%	10,127	22,763	25,582	(37)%
Residential mortgage	16,169	15,829	2%	16,644	16,316	15,253	6%
Home equity	2,103	2,246	(6)%	2,486	2,648	2,787	(25)%
Other consumer	764	753	1%	747	803	877	(13)%
Total consumer	19,036	18,828	1%	19,876	19,768	18,917	1%
Total restructured loans (accruing)	$35,132	$34,253	3%	$30,003	$42,530	$44,499	(21)%
Nonaccrual restructured loans (included in nonaccrual loans)	$21,650	$22,172	(2)%	$19,352	$17,426	$15,226	42%
	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
PPP Loans	$252	$1,475	(83)%	$1	$83	$568	(56)%
Commercial and industrial	1,609	167	N/M	1,085	632	1,229	31%
Commercial real estate—owner occupied	—	—	N/M	198	163	30	(100)%
Commercial and business lending	1,861	1,642	13%	1,284	878	1,827	2%
Commercial real estate—investor	—	5,484	(100)%	—	616	17,021	(100)%
Real estate construction	43	—	N/M	—	1,620	—	N/M
Commercial real estate lending	43	5,484	(99)%	—	2,236	17,021	(100)%
Total commercial	1,904	7,126	(73)%	1,284	3,114	18,848	(90)%
Residential mortgage	6,517	5,315	23%	4,957	6,169	7,095	(8)%
Auto finance	6,206	2,906	114%	949	11	10	N/M
Home equity	4,234	2,961	43%	4,207	3,711	2,931	44%
Other consumer	1,592	1,365	17%	1,232	2,307	1,272	25%
Total consumer	18,549	12,547	48%	11,345	12,198	11,308	64%
Total accruing loans 30-89 days past due	$20,452	$19,673	4%	$12,629	$15,312	$30,156	(32)%
	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$40	$47	(15)%	$54	$2,000	$4,160	(99)%
Asset-based lending & equipment finance(a)	19,266	19,813	(3)%	19,057	17,697	—	N/M
Commercial and industrial	89,250	84,785	5%	93,396	120,561	124,990	(29)%
Commercial real estate—owner occupied	28,287	38,628	(27)%	24,005	26,723	21,241	33%
Commercial and business lending	136,843	143,273	(4)%	136,513	166,981	150,391	(9)%
Commercial real estate—investor	117,982	132,635	(11)%	130,792	106,138	78,962	49%
Real estate construction	—	82	(100)%	200	21,408	19,187	(100)%
Commercial real estate lending	117,982	132,717	(11)%	130,992	127,546	98,150	20%
Total commercial	254,825	275,990	(8)%	267,505	294,527	248,541	3%
Residential mortgage	2,845	3,297	(14)%	3,032	2,214	2,374	20%
Home equity	185	188	(2)%	156	165	171	8%
Total consumer	3,030	3,486	(13)%	3,188	2,379	2,546	19%
Total potential problem loans	$257,855	$279,475	(8)%	$270,693	$296,905	$251,087	3%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$4,531	$261	22.83%	$14,026	$346	9.91%	$275,414	$9,633	13.88%
Asset-based lending (ABL) & equipment finance (d)	317,857	4,027	5.03%	244,369	2,181	3.58%	99,463	766	3.06%
Commercial and business lending (excl PPP, ABL and equipment finance)	9,870,075	105,927	4.26%	9,346,218	68,748	2.95%	8,609,196	53,333	2.46%
Commercial real estate lending	6,768,054	78,887	4.62%	6,363,395	53,233	3.36%	6,160,241	44,859	2.89%
Total commercial	16,960,517	189,101	4.42%	15,968,007	124,509	3.13%	15,144,314	108,591	2.85%
Residential mortgage	8,223,531	64,069	3.12%	7,860,220	58,434	2.97%	7,817,737	55,305	2.83%
Auto finance	969,918	9,170	3.75%	689,027	6,017	3.50%	7,157	79	4.39%
Other retail	901,738	13,868	6.13%	880,910	11,370	5.17%	914,749	11,041	4.81%
Total loans	27,055,703	276,209	4.06%	25,398,163	200,331	3.16%	23,883,957	175,016	2.92%
Investment securities
Taxable	4,344,409	19,221	1.77%	4,448,811	18,317	1.65%	3,258,587	8,745	1.07%
Tax-exempt(a)	2,435,957	20,838	3.42%	2,427,068	20,637	3.40%	2,029,126	18,412	3.63%
Other short-term investments	378,528	3,284	3.45%	352,310	2,420	2.75%	2,215,805	2,281	0.41%
Investments and other	7,158,894	43,342	2.42%	7,228,189	41,374	2.29%	7,503,518	29,439	1.57%
Total earning assets	34,214,597	$319,551	3.72%	32,626,351	$241,705	2.97%	31,387,475	$204,455	2.59%
Other assets, net	3,057,182			3,106,232			3,372,013
Total assets	$37,271,779			$35,732,583			$34,759,489
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,735,285	$516	0.04%	$4,682,783	$530	0.05%	$4,248,493	$377	0.04%
Interest-bearing demand	6,587,404	10,306	0.62%	6,413,077	2,977	0.19%	6,344,504	1,361	0.09%
Money market	7,328,165	9,474	0.51%	6,910,505	2,203	0.13%	7,011,075	1,019	0.06%
Network transaction deposits	873,168	4,716	2.14%	775,593	1,480	0.77%	893,991	290	0.13%
Time deposits	1,230,859	989	0.32%	1,255,292	829	0.26%	1,434,588	1,379	0.38%
Total interest-bearing deposits	20,754,882	26,000	0.50%	20,037,250	8,019	0.16%	19,932,650	4,427	0.09%
Federal funds purchased and securities sold under agreements to repurchase	380,674	756	0.79%	454,519	406	0.36%	238,735	48	0.08%
Commercial Paper	18,308	1	0.01%	23,154	1	0.01%	55,864	8	0.05%
FHLB advances	3,283,328	20,792	2.51%	2,423,771	9,689	1.60%	1,620,790	8,962	2.19%
Long-term funding	249,838	2,722	4.36%	249,805	2,730	4.37%	288,236	3,163	4.39%
Total short and long-term funding	3,932,149	24,270	2.45%	3,151,249	12,826	1.63%	2,203,625	12,180	2.20%
Total interest-bearing liabilities	24,687,031	$50,270	0.81%	23,188,499	$20,845	0.36%	22,136,276	$16,607	0.30%
Noninterest-bearing demand deposits	8,119,475			8,133,492			8,141,723
Other liabilities	480,672			473,478			401,077
Stockholders’ equity	3,984,602			3,937,114			4,080,413
Total liabilities and stockholders’ equity	$37,271,779			$35,732,583			$34,759,489
Interest rate spread			2.91%			2.61%			2.29%
Net free funds			0.22%			0.10%			0.09%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$269,281	3.13%		$220,860	2.71%		$187,848	2.38%
Fully tax-equivalent adjustment		4,843			4,713			4,172
Net interest income		$264,439			$216,146			$183,675
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d)Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended Sep 30,
	2022			2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$20,633	$1,885	12.21%	$592,571	$28,582	6.45%
Asset-based lending (ABL) & equipment finance (d)	255,442	7,658	4.01%	119,352	2,732	3.06%
Commercial and business lending (excl PPP, ABL, and equipment finance)	9,347,852	227,429	3.25%	8,442,471	159,343	2.52%
Commercial real estate lending	6,438,335	176,006	3.65%	6,163,684	133,314	2.89%
Total commercial	16,062,262	412,977	3.44%	15,318,077	323,971	2.83%
Residential mortgage	7,920,382	177,906	2.99%	7,879,992	166,146	2.81%
Auto finance	657,150	17,837	3.63%	8,591	284	4.41%
Other retail	888,241	35,900	5.40%	939,858	33,664	4.78%
Total loans	25,528,036	644,621	3.37%	24,146,518	524,065	2.90%
Investment securities
Taxable	4,385,580	54,009	1.64%	3,152,994	24,600	1.04%
Tax-exempt (a)	2,416,064	61,771	3.41%	1,961,528	54,357	3.69%
Other short-term investments	625,748	7,696	1.64%	1,662,571	5,802	0.47%
Investments and other	7,427,392	123,477	2.22%	6,777,093	84,759	1.67%
Total earning assets	32,955,428	$768,098	3.11%	30,923,610	$608,824	2.63%
Other assets, net	3,120,342			3,354,657
Total assets	$36,075,770			$34,278,268
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,650,105	$1,427	0.04%	$4,061,728	$1,066	0.04%
Interest-bearing demand	6,573,680	14,307	0.29%	5,981,295	3,596	0.08%
Money market	7,090,960	12,642	0.24%	6,956,591	3,101	0.06%
Network transaction deposits	795,059	6,460	1.09%	960,308	880	0.12%
Time deposits	1,266,116	2,754	0.29%	1,533,466	6,302	0.55%
Total interest-bearing deposits	20,375,920	37,590	0.25%	19,493,387	14,945	0.10%
Federal funds purchased and securities sold under agreements to repurchase	376,687	1,200	0.43%	177,875	103	0.08%
Commercial Paper	23,106	2	0.01%	51,330	21	0.05%
FHLB advances	2,445,486	38,663	2.11%	1,624,320	27,979	2.30%
Long-term funding	249,759	8,182	4.37%	461,390	14,323	4.14%
Total short and long-term funding	3,095,039	48,047	2.07%	2,314,915	42,425	2.45%
Total interest-bearing liabilities	23,470,959	$85,637	0.49%	21,808,303	$57,371	0.35%
Noninterest-bearing demand deposits	8,189,067			7,961,119
Other liabilities	446,249			403,925
Stockholders’ equity	3,969,495			4,104,921
Total liabilities and stockholders’ equity	$36,075,770			$34,278,268
Interest rate spread			2.62%			2.28%
Net free funds			0.14%			0.10%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$682,461	2.76%		$551,453	2.38%
Fully tax-equivalent adjustment		14,129			12,362
Net interest income		$668,332			$539,092
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d)Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
PPP Loans	$1,050	$9,514	(89)%	$17,995	$66,070	$182,121	(99)%
Asset-based lending & equipment finance(a)	380,830	263,044	45%	231,040	178,027	111,027	N/M
Commercial and industrial	9,190,045	8,984,127	2%	8,102,380	8,208,289	7,816,432	18%
Commercial real estate—owner occupied	999,786	928,152	8%	973,572	971,326	879,554	14%
Commercial and business lending	10,571,711	10,184,836	4%	9,324,986	9,423,711	8,989,133	18%
Commercial real estate—investor	5,064,289	4,790,241	6%	4,469,241	4,384,569	4,296,489	18%
Real estate construction	1,835,159	1,775,648	3%	1,760,076	1,808,976	1,834,871	—%
Commercial real estate lending	6,899,449	6,565,889	5%	6,229,317	6,193,545	6,131,360	13%
Total commercial	17,471,159	16,750,726	4%	15,554,303	15,617,256	15,120,493	16%
Residential mortgage	8,314,902	8,002,943	4%	7,609,343	7,567,310	7,590,895	10%
Auto finance	1,117,136	847,969	32%	497,523	143,045	6,739	N/M
Home equity	612,608	592,843	3%	580,867	595,615	608,566	1%
Other consumer	301,475	300,217	—%	289,889	301,723	294,979	2%
Total consumer	10,346,121	9,743,972	6%	8,977,622	8,607,693	8,501,180	22%
Total loans	$27,817,280	$26,494,698	5%	$24,531,926	$24,224,949	$23,621,673	18%

Period end deposit and customer funding composition	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,224,579	$8,085,702	2%	$8,315,699	$8,504,077	$8,170,105	1%
Savings	4,708,720	4,708,156	—%	4,661,232	4,410,198	4,278,453	10%
Interest-bearing demand	7,122,218	6,789,722	5%	6,616,767	7,019,782	6,407,844	11%
Money market	7,909,232	7,769,415	2%	7,522,797	7,185,111	7,583,978	4%
Time deposits	1,233,833	1,223,581	1%	1,288,913	1,347,262	1,410,886	(13)%
Total deposits	29,198,581	28,576,577	2%	28,405,409	28,466,430	27,851,266	5%
Customer funding(b)	283,856	296,440	(4)%	299,301	354,142	322,081	(12)%
Total deposits and customer funding	$29,482,437	$28,873,017	2%	$28,704,710	$28,820,572	$28,173,348	5%
Network transaction deposits(c)	$864,086	$891,902	(3)%	$762,680	$766,965	$929,174	(7)%
Net deposits and customer funding (Total deposits and customer funding, excluding network transaction deposits)	$28,618,351	$27,981,114	2%	$27,942,029	$28,053,607	$27,244,174	5%
Quarter average loan composition	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
PPP Loans	$4,531	$14,026	(68)%	$43,774	$115,074	$275,414	(98)%
Asset-based lending & equipment finance(a)	317,857	244,369	30%	202,836	125,507	99,463	N/M
Commercial and industrial	8,899,582	8,393,415	6%	7,842,179	7,816,260	7,733,148	15%
Commercial real estate—owner occupied	970,493	952,802	2%	973,496	899,536	876,047	11%
Commercial and business lending	10,192,463	9,604,612	6%	9,062,286	8,956,378	8,984,072	13%
Commercial real estate—investor	4,891,530	4,570,300	7%	4,439,051	4,304,579	4,297,783	14%
Real estate construction	1,876,524	1,793,095	5%	1,738,011	1,829,470	1,862,458	1%
Commercial real estate lending	6,768,054	6,363,395	6%	6,177,062	6,134,049	6,160,241	10%
Total commercial	16,960,517	15,968,007	6%	15,239,348	15,090,427	15,144,314	12%
Residential mortgage	8,223,531	7,860,220	5%	7,671,329	7,751,337	7,817,737	5%
Auto finance	969,918	689,027	41%	305,202	53,120	7,157	N/M
Home equity	601,821	586,072	3%	588,281	600,963	620,601	(3)%
Other consumer	299,917	294,837	2%	293,578	299,406	294,147	2%
Total consumer	10,095,186	9,430,156	7%	8,858,390	8,704,826	8,739,643	16%
Total loans(d)	$27,055,703	$25,398,163	7%	$24,097,738	$23,795,253	$23,883,957	13%

Quarter average deposit composition	Sep 30, 2022	Jun 30, 2022	Seql Qtr % Change	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,119,475	$8,133,492	—%	$8,316,399	$8,416,525	$8,141,723	—%
Savings	4,735,285	4,682,783	1%	4,529,991	4,367,233	4,248,493	11%
Interest-bearing demand	6,587,404	6,413,077	3%	6,722,038	6,506,438	6,344,504	4%
Money market	7,328,165	6,910,505	6%	7,030,945	6,892,803	7,011,075	5%
Network transaction deposits	873,168	775,593	13%	734,895	838,255	893,991	(2)%
Time deposits	1,230,859	1,255,292	(2)%	1,313,101	1,381,092	1,434,588	(14)%
Total deposits	$28,874,357	$28,170,742	2%	$28,647,369	$28,402,345	$28,074,374	3%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) Includes repurchase agreements and commercial paper.
(c) Included above in interest-bearing demand and money market.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Sep 2022	Sep 2021	3Q22	2Q22	1Q22	4Q21	3Q21
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.06%	7.23%	7.68%	7.86%	7.92%
Return on average equity	8.67%	8.93%	9.59%	8.85%	7.55%	7.62%	8.63%
Return on average tangible common equity	12.96%	13.56%	14.32%	13.29%	11.26%	11.34%	12.97%
Return on average common equity Tier 1	11.60%	12.62%	12.69%	11.77%	10.27%	10.50%	12.11%
Return on average tangible assets	1.00%	1.13%	1.08%	1.03%	0.90%	0.92%	1.07%
Average stockholders' equity / average assets	11.00%	11.98%	10.69%	11.02%	11.33%	11.43%	11.74%
Tangible common equity reconciliation(a)
Common equity			$3,760	$3,766	$3,755	$3,832	$3,802
Goodwill and other intangible assets, net			(1,156)	(1,159)	(1,161)	(1,163)	(1,165)
Tangible common equity			$2,603	$2,608	$2,594	$2,669	$2,636
Tangible assets reconciliation(a)
Total assets			$38,050	$37,236	$34,956	$35,104	$34,440
Goodwill and other intangible assets, net			(1,156)	(1,159)	(1,161)	(1,163)	(1,165)
Tangible assets			$36,893	$36,077	$33,795	$33,941	$33,274
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,776	$3,782	$3,791	$3,744	$3,794	$3,811	$3,807
Goodwill and other intangible assets, net	(1,160)	(1,170)	(1,158)	(1,160)	(1,162)	(1,164)	(1,167)
Tangible common equity	2,616	2,612	2,634	2,584	2,631	2,646	2,640
Modified CECL transitional amount	67	106	67	67	67	91	97
Accumulated other comprehensive loss (income)	147	(5)	190	170	80	19	(5)
Deferred tax assets, net	36	40	30	39	39	40	40
Average common equity tier 1	$2,867	$2,754	$2,921	$2,860	$2,818	$2,795	$2,772
Average tangible assets reconciliation(a)
Total assets	$36,076	$34,278	$37,272	$35,733	$35,200	$35,016	$34,759
Goodwill and other intangible assets, net	(1,160)	(1,170)	(1,158)	(1,160)	(1,162)	(1,164)	(1,167)
Tangible assets	$34,916	$33,108	$36,114	$34,573	$34,038	$33,852	$33,593
Adjusted net income reconciliation(b)
Net income	$257	$274	$96	$87	$74	$77	$89
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income	$262	$279	$98	$88	$76	$79	$90
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$249	$260	$93	$84	$71	$74	$85
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income available to common equity	$254	$265	$95	$86	$73	$76	$86
Selected trend information(d)
Wealth management fees	$64	$67	$20	$21	$22	$23	$22
Service charges and deposit account fees	48	47	15	17	17	17	17
Card-based fees	33	32	11	11	10	11	11
Other fee-based revenue	13	13	4	4	4	4	4
Fee-based revenue	158	159	51	54	53	55	54
Other	63	92	20	22	22	26	28
Total noninterest income	$221	$251	$71	$75	$74	$82	$82
Pre-tax pre-provision income(e)
Income before income taxes	$326	$344	$122	$110	$93	$92	$112
Provision for credit losses	13	(82)	17	—	(4)	(6)	(24)
Pre-tax pre-provision income	$339	$262	$139	$110	$89	$86	$88
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	62.32%	65.98%	60.32%	61.53%	65.71%	67.36%	65.43%
Fully tax-equivalent adjustment	(0.98)%	(1.02)%	(0.87)%	(0.98)%	(1.13)%	(1.10)%	(1.01)%
Other intangible amortization	(0.75)%	(0.84)%	(0.67)%	(0.76)%	(0.84)%	(0.82)%	(0.83)%
Fully tax-equivalent efficiency ratio	60.60%	64.13%	58.79%	59.80%	63.76%	65.46%	63.61%
Provision for unfunded commitments adjustment	—%	0.81%	(0.90)%	0.67%	0.37%	0.55%	1.48%
Asset gains, net adjustment	0.13%	0.82%	—%	0.34%	0.05%	0.24%	1.29%
Acquisitions, branch sales, and initiatives	(0.20)%	(0.22)%	(0.53)%	—%	—%	(1.43)%	(0.91)%
Adjusted efficiency ratio	60.53%	65.54%	57.36%	60.82%	64.18%	64.82%	65.46%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains, net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains, net, branch sales, and announced initiatives.